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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                              ___________________



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  DECEMBER 18, 1996



                            STERLING SOFTWARE, INC.
            (Exact Name of Registrant as Specified in its Charter)



     DELAWARE                       1-8465                        75-1873956
     (State of                   (Commission                    (IRS Employer
   Incorporation)                File Number)                Identification No.)


8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS                75206
      (Address of Principal Executive Offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (214) 891-8600






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ITEM 5.  OTHER EVENTS.

     On December 18, 1996, the Board of Directors of Sterling Software, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $0.10 per share (the "Common Shares"), of the Company outstanding at the close of business on December 31, 1996 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of December 18, 1996 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Exhibits:
          --------

          Exhibit
          Number         Exhibit
          ------         -------

             1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

             2           Form of letter to stockholders, to be dated December
                         31, 1996

             3           Press release, dated December 18, 1996

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                STERLING SOFTWARE, INC.



                                By:  /s/  Don J. McDermett, Jr.
                                   ---------------------------------------------
                                    Don J. McDermett, Jr.
                                    Vice President, Legal

Dated:  December 18, 1996

                               INDEX TO EXHIBITS
                               -----------------


EXHIBIT
NUMBER     EXHIBIT
------     -------

   1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

   2       Form of letter to stockholders, to be dated December 31, 1996

   3       Press release, dated December 18, 1996